Exhibit 99.1

Digital Music Group, Inc. Reports Fourth Quarter and 2005 Results

SACRAMENTO, California – March 20, 2006 / PR Newswire / – Digital Music Group, Inc. (Nasdaq: DMGI) today reported results for its fourth quarter and year ended December 31, 2005.

Company Organization and Financial Presentation

DMGI was incorporated in April 2005 to become a leading owner of digital rights to music and other sound recordings and distributor of those recordings to online music stores. DMGI completed its initial public offering (IPO) of 3.9 million shares of common stock at $9.75 per share on February 2, 2006, generating approximately $33.3 million in net proceeds.

Concurrently with the closing of the IPO, DMGI acquired Digital Musicworks International, Inc. and certain assets of Rio Bravo Entertainment LLC, doing business as Psychobaby, as described in the IPO prospectus, which is available on the Securities and Exchange Commission (SEC) website at http://www.sec.gov. Through December 31, 2005 (the date of the financial results reported herein) and up until completion of the IPO, DMGI had no revenue and operations as all its efforts were focused on completing the acquisitions and the IPO. The results reported and discussed herein through December 31, 2005, are therefore the pro forma combined results of DMGI, which includes the historical results of Digital Musicworks International and Rio Bravo Entertainment, as though these businesses had been part of the same operating group during the periods presented.

Refer to the attached pro forma combined financial summaries for the separate results of each of the combined businesses for the periods presented.

Fourth Quarter 2005 Compared to Fourth Quarter 2004

•	Revenue was $597,000 for the fourth quarter of 2005, compared to $49,000 for the fourth quarter of 2004, as the companies only commenced their digital music operations during 2004.

•	GAAP gross profit margin was 10.5% for the fourth quarter of 2005, compared to a negative margin for the fourth quarter of 2004. Gross profit margin was 47.6% for the fourth quarter of 2005, excluding an asset write-down of $222,000 discussed below. Gross profit margin has improved sequentially during 2005 as a result of an increasing proportion of revenue from music recordings either directly owned by DMGI or licensed under long-term agreements, as opposed to music recordings licensed under short-term distribution contracts.

•	GAAP net loss for the fourth quarter of 2005 was $402,000, compared to a net loss for the fourth quarter of 2004 of $467,000. Net loss for the fourth quarter of 2005 was $180,000, excluding an asset write-down of $222,000 discussed below.

•	GAAP net loss per share (both basic and diluted) was $0.09 in the fourth quarter of 2005, compared to a net loss per share (both basic and diluted) of $0.10 in the fourth quarter of 2004. The net loss per share (both basic and diluted) was $0.04 for the fourth quarter of 2005, excluding an asset write-down discussed below.

•	There were 873,500 paid downloads (with albums expressed in single track equivalents) of DMGI’s music recordings during the fourth quarter of 2005, compared to 76,800 during the fourth quarter of 2004.

•	Tracks available for sale were approximately 36,400 at December 31, 2005, compared to approximately 1,600 at December 31, 2004. There were approximately 25,000 weighted average tracks available for sale during the fourth quarter of 2005.

•	DMGI’s music recordings were downloaded approximately 35 times on average during the fourth quarter of 2005, compared to approximately 25 times in the third quarter of 2005.

•	Apple iTunes Music Store accounted for 86% and 92% of our combined revenue for the fourth quarter of 2005 and 2004, respectively.

“We are pleased with the significant increase in downloads and corresponding increase in revenue that took place in the fourth quarter of 2005,” said Mitchell Koulouris, President and Chief Executive Officer of DMGI. “Paid downloads during this quarter of 873,500 represents a 138% increase from the 367,400 downloads recorded in the third quarter of 2005, and an eleven-fold increase from the 76,800 downloads recorded in the fourth quarter of 2004. The increase in downloads was primarily driven by the delivery of additional tracks to online music stores and the rapidly increasing popularity of digital music with consumers. On a lesser scale, seasonality may also have played a part in the increase in the fourth quarter, as did Apple Computer’s fiscal reporting cycle for the fourth quarter of 2005 of 14-weeks, compared to Apple’s standard 13-week period in 2004.”

2005 Compared to 2004

•	Revenue was $1,056,000 for 2005, compared to $73,000 for 2004, as the companies only commenced their digital music operations during 2004.

•	GAAP gross profit margin was 8.8% for 2005, compared to a negative margin for 2004. Gross profit margin was 36.8% for 2005, excluding an asset write-down of $295,000 discussed below.

•	GAAP net loss for 2005 was $1,692,000, compared to a net loss for 2004 of $767,000. Net loss for 2005 was $1,396,000, excluding an asset write-down of $295,000 discussed below.

•	GAAP net loss per share (both basic and diluted) was $0.36 in 2005, compared to a net loss per share (both basic and diluted) of $0.16 in 2004. The net loss per share (both basic and diluted) was $0.30 for 2005, excluding an asset write-down discussed below.

•	There were 1,600,000 paid downloads (with albums expressed in single track equivalents) of DMGI’s music recordings during 2005, compared to 134,000 during 2004.

•	Apple iTunes Music Store accounted for 87% and 93% of our combined revenue for 2005 and 2004, respectively.

DMGI provided the following explanation of cost of revenue as reported in the accompanying pro forma combined financial summaries:

•	Pro forma combined cost of revenue for all periods presented includes an entry to reflect amortization over two years of the purchase price paid in February 2006 for the assets of Rio Bravo Entertainment, amounting to $30,500 per quarter ($122,000 for each year).

•	Prior to entering into a merger agreement with DMGI is September 2005, Digital Musicworks International had signed various artists to its record label. During 2004 and 2005, Digital Musicworks International made cash advances to such artists related to albums to be recorded, and it funded the cost of producing studio and live music recordings for these artists, promoted these artists and their recordings, and distributed their recordings primarily through digital distribution channels. While we still receive some revenue from these activities, DMGI is no longer actively seeking to enter into such direct contractual relationships and was able to terminate certain of these contracts during 2005. With the subsequent refining of Digital Musicworks’ business strategy based on the merger with DMGI and recent IPO, coupled with increased visibility to the sales performance of these particular recordings, DMGI made the decision to substantially write-down all advances and other investments in the artists remaining under contract. These activities resulting in a $295,000 charge to cost of revenue during 2005, of which $222,000 was recorded in the fourth quarter.

Additional Financial Information

Our Annual Report on Form 10-K for the year ended December 31, 2005 is required to be filed with the SEC prior to the end of this month. Upon filing, such report, which will contain expanded financial information, will be available on the SEC’s website at http://www.sec.gov as well as on DMGI’s website at www.digitalmusicgroupinc.com.

Management Focus

Management is focused on acquiring additional digital rights to music recordings, obtaining delivery of the remaining recordings we acquired during 2005 and processing and distributing these recordings to online music stores, and expanding its business infrastructure.

Substantially all of the proceeds from DMGI’s recent IPO have been earmarked for catalog acquisitions. “Although our negotiations and due diligence procedures are proceeding slower than anticipated, we are encouraged by the number and quality of catalogs in our business development pipeline,” said Mr. Koulouris.

“We continue to be focused on obtaining delivery and processing the master recordings we have purchased or licensed, and making additional tracks available for sale in the digital channel,” said Anders Brown, Chief Operating Officer. As of March 20, 2006, DMGI has approximately 65,000 music recordings available for sale at online music stores.

Mr. Koulouris added, “We are hiring personnel, acquiring capital equipment, expanding our digital music processing infrastructure and responding to the requirements of being a public company, including the addition of Karen Davis, a seasoned financial executive, as our Chief Financial Officer. While operating expenses are increasing, these investments are necessary for our continued growth.”

Conference Call and Webcast

DMGI’s management will host a conference call and webcast today at 4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time. To participate in the live call, investors are invited to dial 1-866-202-3048 (for domestic callers) or 617-213-8843 (for international callers) at least 5 minutes prior to the start time. The participant passcode is 24788990. A live webcast of the call will be available via the Investor Relations section of DMGI’s website at http://investor.digitalmusicgroupinc.com. Please go to the website at least 15 minutes early to register and download and install any necessary audio software. In addition, individual investors can listen to the call at www.earnings.com. Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com, a password-protected event management site. If you are unable to listen to the live call, a telephone and webcast replay will be available for one week beginning at 3:30 p.m. Pacific Time on March 20, 2006. The telephone replay can be accessed by dialing 1-888-286-8010 (for domestic callers) or 617-801-6888 (for international callers) and using reservation code 67378692. A replay of the webcast will be archived on DMGI’s website at www.digitalmusicgroupinc.com.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning of federal securities law. Such forward-looking statements include, but are not limited to, statements relating to our financial condition, results of operations, download activity, business strategy, future operating performance, industry growth trends, contracts with online music stores, management focus and objectives, business prospects, processing of master recordings for sale in the digital channel and potential acquisitions. You should not place undue reliance on these forward-looking statements, which are based on our current views and assumptions. Actual results could differ materially from those anticipated in such forward-looking statements as a result of many reasons, including risks, uncertainties and factors which include, but are not limited to:

•	revenue and earnings expectations which are difficult to predict because of our limited operating history;

•	our ability to successfully integrate acquisitions, including Digital Musicworks International and Rio Bravo Entertainment;

•	our ability to successfully identify, acquire and digitize additional catalogs of sound recordings;

•	competitive and economic conditions in our industry;

•	acceptance and adoption of the digital format by consumers and potential changes in consumers’ tastes and preferences in music;

•	our limited ability to influence the pricing models of online music stores;

•	our dependence on Apple iTunes Music Store for the majority of our revenue;

•	we may not have proper legal title to the digital rights associated with music recordings we purchase or license, or others may claim to have such rights;

•	potentially long delays in receiving the master recordings that we acquire rights to;

•	our ability to renew multi-year agreements for digital rights to music recordings as they expire;

•	music piracy;

•	differing interpretations of and potential ambiguities in U.S. copyright laws;

•	our reliance on certain key personnel;

•	availability, terms and use of capital to continue to grow our business; and

•	maintaining adequate internal operating and financial controls over our business and financial reporting.

Many of the factors listed above are beyond our control. Please refer to periodic reports filed with the SEC for more information on these and other “risk factors” associated with our business. Our forward-looking statements represent estimates and assumptions only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this release.

Use of Non-GAAP Measures

Management believes that non-GAAP net loss and gross profit margin included in this release are useful measures of operating performance because they exclude the non-cash impact of the write-down discussed above. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net loss and gross profit margin provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached pro forma combined financial summaries.

About Digital Music Group, Inc.

Founded in 2005, Digital Music Group, Inc. (Nasdaq: DMGI) is focused on helping consumers worldwide to experience more music, in more ways. We acquire the digital rights to music recordings and process these recordings into digital format for distribution to online music stores like Apple iTunes Music Store, MSN Music, RealNetworks, Napster, Wal-Mart Music and Yahoo! Music, where they are available for purchase by consumers via downloading.

Digital Music Group is a trademark of Digital Music Group, Inc. Other names mentioned herein are the property of their respective owners.

Investor Relations Contact

Digital Music Group, Inc.: Mitchell Koulouris, Chief Executive Officer, Telephone: (916) 239-6010 x2501.

Press Contact

Digital Music Group, Inc.: Anders Brown, Chief Operating Officer, Telephone: (916) 239-6010 x2504.

Digital Music Group, Inc.

Unaudited Pro Forma Combined Statements of Operations

For the Quarter Ended December 31, 2005

	Digital Music Group, Inc. Historical		Digital Musicworks International Historical		Rio Bravo Entertainment Historical		Pro Forma Adjustments		Digital Music Group, Inc. Pro Forma Combined
Revenue		$0		$454,440		$142,713		$0		$597,153
Cost of revenue		$0		$163,321		$111,470		$0		$274,791
Amortization of digital music rights		$0		$7,469		$0		$30,469		$37,938
Write-down of non-productive assets		$0		$221,913		$0		$0		$221,913

Gross profit		$0		$61,737		$31,243	-$	30,469		$62,511
Selling, general and administrative expenses		$28,294		$421,847		$670		$0		$450,811

Loss from operations	-$	28,294	-$	360,110		$30,573	-$	30,469	-$	388,300
Interest income		$0		$1,933		$0		$0		$1,933
Interest expense	-$	10,333	-$	4,951		$0		$0	-$	15,284

Loss before income taxes	-$	38,627	-$	363,128		$30,573	-$	30,469	-$	401,651
Income taxes		$0		$0		$0		$0		$0

Net loss	-$	38,627	-$	363,128		$30,573	-$	30,469	-$	401,651

Net loss per common share—basic									-$	0.09
Net loss per common share—fully diluted									-$	0.09
Weighted average common shares										4,700,000

For the Quarter Ended December 31, 2004

	Digital Music Group, Inc. Historical		Digital Musicworks International Historical		Rio Bravo Entertainment Historical		Pro Forma Adjustments		Digital Music Group, Inc. Pro Forma Combined
Revenue		$0		$25,565		$23,341		$0		$48,906
Cost of revenue		$0		$7,222		$19,409		$0		$26,631
Amortization of digital music rights		$0		$2,830		$0		$30,469		$33,299

Gross profit		$0		$15,513		$3,932	-$	30,469	-$	11,024
Selling, general and administrative expenses		$0		$450,403		$4,412		$0		$454,815

Loss from operations		$0	-$	434,890	-$	480	-$	30,469	-$	465,839
Interest income		$0		$1,921		$0		$0		$1,921
Interest expense		$0	-$	2,793		$0		$0	-$	2,793

Loss before income taxes		$0	-$	435,762	-$	480	-$	30,469	-$	466,711
Income taxes		$0		$0		$0		$0		$0

Net loss		$0	-$	435,762	-$	480	-$	30,469	-$	466,711

Net loss per common share—basic									-$	0.10
Net loss per common share—fully diluted									-$	0.10
Weighted average common shares										4,700,000

Reconciliation of Non-GAAP Financial Measures

For the Quarter Ended December 31, 2005 ONLY

	Digital Music Group, Inc. Historical		Digital Musicworks International Historical		Rio Bravo Entertainment Historical	Pro Forma Adjustments		Digital Music Group, Inc. Pro Forma Combined
Gross profit, as reported		$0		$61,737	$31,243	-$	30,469		$62,511

Add Back - Write-down of non-productive assets		$0		$221,913	$0		$0		$221,913

Gross profit, as adjusted		$0		$283,650	$31,243	-$	30,469		$284,424
Selling, general and administrative expenses		$28,294		$421,847	$670		$0		$450,811

Loss from operations, as adjusted	-$	28,294	-$	138,197	$30,573	-$	30,469	-$	166,387
Interest income		$0		$1,933	$0		$0		$1,933
Interest expense	-$	10,333	-$	4,951	$0		$0	-$	15,284

Loss before income taxes, as adjusted	-$	38,627	-$	141,215	$30,573	-$	30,469	-$	179,738
Income taxes		$0		$0	$0		$0		$0

Net loss, as adjusted	-$	38,627	-$	141,215	$30,573	-$	30,469	-$	179,738

Net loss per common share—basic, as adjusted								-$	0.04
Net loss per common share—fully diluted, as adjusted								-$	0.04

Weighted average common shares									4,700,000

Digital Music Group, Inc.

Unaudited Pro Forma Combined Statements of Operations

For the Year Ended December 31, 2005

	Digital Music Group, Inc. Historical		Digital Musicworks International Historical		Rio Bravo Entertainment Historical	Pro Forma Adjustments		Digital Music Group, Inc. Pro Forma Combined
Revenue		$0		$679,975	$376,266		$0		$1,056,241
Cost of revenue		$0		$232,295	$290,935		$0		$523,230
Amortization of digital music rights		$0		$22,518	$0		$121,875		$144,393
Write-down of non-productive assets		$0		$295,355	$0		$0		$295,355

Gross profit		$0		$129,807	$85,331	-$	121,875		$93,263
Selling, general and administrative expenses		$75,055		$1,550,424	$12,141		$0		$1,637,620

Loss from operations	-$	75,055	-$	1,420,617	$73,190	-$	121,875	-$	1,544,357
Interest income		$0		$5,568	$0		$0		$5,568
Interest expense	-$	10,333	-$	141,765	$0		$0	-$	152,098

Loss before income taxes	-$	85,388	-$	1,556,814	$73,190	-$	121,875	-$	1,690,887
Income taxes		$0		$800	$0		$0		$800

Net loss	-$	85,388	-$	1,557,614	$73,190	-$	121,875	-$	1,691,687

Net loss per common share—basic								-$	0.36
Net loss per common share—fully diluted								-$	0.36
Weighted average common shares									4,700,000

For the Year Ended December 31, 2004

	Digital Music Group, Inc. Historical	Digital Musicworks International Historical		Rio Bravo Entertainment Historical		Pro Forma Adjustments		Digital Music Group, Inc. Pro Forma Combined
Revenue	$0		$37,268		$35,752		$0		$73,020
Cost of revenue	$0		$10,703		$29,301		$0		$40,004
Amortization of digital music rights	$0		$3,041		$0		$121,875		$124,916

Gross profit			$23,524		$6,451	-$	121,875	-$	91,900
Selling, general and administrative expenses	$0		$666,831		$7,064		$0		$673,895

Loss from operations		-$	643,307	-$	613	-$	121,875	-$	765,795
Interest income	$0		$2,302		$0		$0		$2,302
Interest expense	$0	-$	2,793		$0		$0	-$	2,793

Loss before income taxes		-$	643,798	-$	613	-$	121,875	-$	766,286
Income taxes	$0		$800		$0		$0		$800

Net loss	$0	-$	644,598	-$	613	-$	121,875	-$	767,086

Net loss per common share—basic								-$	0.16
Net loss per common share—fully diluted								-$	0.16
Weighted average common shares									4,700,000

Reconciliation of Non-GAAP Financial Measures

For the Year Ended December 31, 2005 ONLY

	Digital Music Group, Inc. Historical		Digital Musicworks International Historical		Rio Bravo Entertainment Historical	Pro Forma Adjustments		Digital Music Group, Inc. Pro Forma Combined
Gross profit, as reported		$0		$129,807	$85,331	-$	121,875		$93,263

Add Back - Write-down of non-productive assets		$0		$295,355	$0		$0		$295,355

Gross profit, as adjusted		$0		$425,162	$85,331	-$	121,875		$388,618
Selling, general and administrative expenses		$75,055		$1,550,424	$12,141		$0		$1,637,620

Loss from operations, as adjusted	-$	75,055	-$	1,125,262	$73,190	-$	121,875	-$	1,249,002
Interest income		$0		$5,568	$0		$0		$5,568
Interest expense	-$	10,333	-$	141,765	$0		$0	-$	152,098

Loss before income taxes, as adjusted	-$	85,388	-$	1,261,459	$73,190	-$	121,875	-$	1,395,532
Income taxes		$0		$800	$0		$0		$800

Net loss, as adjusted	-$	85,388	-$	1,262,259	$73,190	-$	121,875	-$	1,396,332

Net loss per common share—basic, as adjusted								-$	0.30
Net loss per common share—fully diluted, as adjusted								-$	0.30

Weighted average common shares									4,700,000

Digital Music Group, Inc.

Unaudited Pro Forma Combined Balance Sheets

	December 31, 2004		December 31, 2005		As Adjusted for IPO Proceeds December 31, 2005
Assets
Current assets:
Cash and cash equivalents		$760,837		$471,168		$33,754,168
Accounts receivable		$12,385		$244,278		$244,278
Current portion of advance royalties		$21,000		$292,438		$292,438
Prepaid expenses and other current assets		$15,980		$152,139		$152,139

Total current assets		$810,202		$1,160,023		$34,443,023

Long-term assets:
Furniture and equipment, net		$147,113		$162,153		$162,153
Deferred offering expenses		$0		$664,913		$0
Digital music rights, net		$298,049		$1,439,797		$1,439,797
Royalty advances, less current portion		$85,717		$490,000		$490,000
Other assets		$12,074		$12,074		$12,074

Total assets		$1,353,155		$3,928,960		$36,547,047

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable		$32,780		$279,649		$114,736
Accrued liabilities		$34,530		$325,360		$325,360
Accrued compensation and benefits		$8,323		$38,435		$38,435
Royalties payable		$8,436		$138,608		$138,608
Notes payable to a related party		$0		$500,000		$0
Current portion of capital lease obligations		$44,012		$44,540		$44,540

Total current liabilities		$128,081		$1,326,592		$661,679

Other liabilities:
Capital lease obligations, less current portion		$44,541		$0		$0

Total liabilities		$172,622		$1,326,592		$661,679

Stockholders’ equity:
Preferred Stock		$0		$0		$0
Common Stock		$47,000		$47,000		$86,000
Additional paid-in capital		$1,900,006		$4,842,968		$38,086,968
Retained earnings / accumulated deficit	-$	766,473	-$	2,287,600	-$	2,287,600

Total stockholders’ equity		$1,180,533		$2,602,368		$35,885,368

Total liabilities and stockholders’ equity		$1,353,155		$3,928,960		$36,547,047